SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

ANTEON INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ANTEON INTERNATIONAL CORPORATION

3211 JERMANTOWN ROAD, SUITE 700
FAIRFAX, VIRGINIA 22030

April 22, 2004

Dear Fellow Stockholder:

      You are cordially invited to attend the annual meeting of stockholders of Anteon International Corporation (the “Company” or “Anteon”) to be held on May 27, 2004 at 10:00 A.M., local time, at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia 22102.

      Matters to be considered and acted upon at the meeting include the election of directors; the approval of an amendment to the Amended and Restated Anteon International Corporation Omnibus Stock Plan; and the ratification of the selection of independent auditors. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

      Your vote is important. Whether or not you plan to attend the meeting, we encourage you to execute and return your proxy promptly so that we may have as many shares as possible represented at the meeting. Your return of a proxy in advance will not prevent you from voting in person at the meeting, if you so desire.

      Thank you for your continued support and interest in Anteon International Corporation.

Sincerely,

Joseph M. Kampf
President and Chief Executive Officer

ANTEON INTERNATIONAL CORPORATION

3211 JERMANTOWN ROAD, SUITE 700
FAIRFAX, VIRGINIA 22030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2004

      The Annual Meeting of Stockholders (the “Annual Meeting”) of Anteon International Corporation (the “Company”) will be held at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia 22102 on Thursday, May 27, 2004, at 10:00 A.M., local time, to consider and act upon the following matters:

      1. To elect three Class 2 directors for the ensuing three years.

      2. To approve an amendment to the Amended and Restated Anteon International Corporation Omnibus Stock Plan (the “Stock Plan”) increasing the number of shares available for award from 6,242,400 to 7,742,400.

      3. To ratify the selection by the Company’s Board of Directors of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

      4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on March 29, 2004, as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. The stock transfer books of the Company will remain open following the record date.

By Order of the Board of Directors,

Curtis L. Schehr
Senior Vice President, General Counsel & Secretary

Fairfax, Virginia

April 22, 2004

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

If your shares are held in the name of a bank, brokerage firm or other nominee, please sign, date, and return the enclosed voting instruction form or proxy card in the envelope provided or follow any telephone or internet voting instructions that may be enclosed.

ANTEON INTERNATIONAL CORPORATION

3211 JERMANTOWN ROAD, SUITE 700
FAIRFAX, VIRGINIA 22030

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement, which is first being mailed to the stockholders of Anteon International Corporation (the “Company”) on approximately April 22, 2004, is furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia 22102 on Thursday, May 27, 2004, at 10:00 A.M., local time, or at any subsequent time which may be necessary by any adjournment of the Annual Meeting.

      Proxies in proper form received by the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Business transacted at the Annual Meeting is confined to the purposes stated in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

VOTING SECURITIES

      The Board of Directors, in accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”), has fixed the close of business on March 29, 2004 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. At the close of business on that date, the outstanding number of voting securities of the Company was 35,530,512 shares of Common Stock.

      For each share held as of the Record Date, each holder of Common Stock is entitled to one vote. If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote.

      The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the voting power represented by all outstanding shares constitutes a quorum. If a quorum is present at the Annual Meeting, the affirmative vote of a plurality of the votes cast by the stockholders present (in person or by proxy) and entitled to vote at the Annual Meeting is required for the election of each director (Proposal 1), and the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Annual Meeting is required for the approval of both an amendment to the Amended and Restated Anteon International Corporation Omnibus Stock Plan (the “Stock Plan”) increasing the number of shares available for award from 6,242,400 to 7,742,400 (Proposal 2) and the ratification of the selection by the Company’s Board of Directors of KPMG LLP (“KPMG”) as the Company’s independent auditors for the fiscal year ending December 31, 2004 (Proposal 3).

      Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter.

REVOCABILITY OF PROXIES

      A stockholder giving a proxy may revoke it at any time before it is voted by giving the Secretary of the Company a letter revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting or any adjournment thereof will not in and of itself constitute the revocation of a proxy.

HOUSEHOLDING OF PROXY MATERIALS

      Some banks, brokerages and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or the Company’s annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: Anteon International Corporation, 3211 Jermantown Road, Suite 700, Fairfax, Virginia 22030, phone (703) 246-0200, Attention: Mr. Dennis J. Kelly, Senior Vice President, Investor and Government Relations. If you want to receive separate copies of the Company’s annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

PROPOSAL 1:

ELECTION OF DIRECTORS

      The Company’s Amended and Restated Certificate of Incorporation provides that the Board of Directors is classified into three classes (designated as Class 1 directors, Class 2 directors and Class 3 directors), with members of each class holding office for staggered three-year terms. There are currently three Class 2 directors, whose terms expire at the 2004 Annual Meeting, two Class 3 directors, whose terms expire at the 2005 Annual Meeting of Stockholders, and four Class 1 directors, whose terms expire at the 2006 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

      The persons named in the enclosed proxy will vote to elect as Class 2 directors the three nominees named below, all of whom are presently Class 2 directors of the Company, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each Class 2 director will be elected to hold office until the 2007 Annual Meeting of Stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

NOMINEES FOR THE BOARD OF DIRECTORS

      Set forth below, for each nominee for Class 2 director, are his name, his age as of March 29, 2004, his positions with the Company, if any, his principal occupation and business experience during the past five years, and the year of the commencement of his term as a director of the Company:

Joseph M. Kampf

      Joseph M. Kampf is 59 years old and has served as our President and Chief Executive Officer and a director since April 1996. From January 1994 to 1996, Mr. Kampf was a Senior Partner of Avenac Corporation, a consulting firm providing advice in change management, strategic planning, corporate finance and mergers and acquisitions to middle market companies. From 1990 through 1993, Mr. Kampf served as Executive Vice President of Vitro Corporation, a wholly owned subsidiary of The Penn Central Corporation. Prior to his position as Executive Vice President of Vitro Corporation, Mr. Kampf served as the Senior Vice President of Vitro Corporation’s parent company, Penn Central Federal Systems Company and as Chief Liaison Officer for the group with The Penn Central Corporation. Between 1982 and 1986, Mr. Kampf was Vice President of Adena Corporation, an oil and gas exploration and development company. He is a life member of the Navy League and is also active in the Surface Navy Association, Naval Submarine League and National Defense Industrial Association and currently serves as Chairman of the Professional Services Council. He was a Director of the Armed Forces Communications and Electronics Association and served on the Board of Directors of Atlantic Aerospace and Electronics Corporation.

Dr. Paul G. Kaminski

      Dr. Paul Kaminski is 61 years old and has served as a director since June 1997. Dr. Kaminski has served as Chairman and Chief Executive Officer of Technovation, Inc. since 1997 and as a Senior Partner of Global Technology Partners since 1998. From 1994 to May 1997, Dr. Kaminski served as the Under Secretary of Defense for Acquisition and Technology. In this position, Dr. Kaminski was responsible for all matters relating to Department of Defense acquisition, including research and development, procurement, acquisition reform, dual-use technology and the defense technology and industrial base. Prior to 1994, he served as chairman of a technology oriented investment banking and consulting firm. Dr. Kaminski also served as Chairman of the Defense Science Board and as a consultant and advisor to many government agencies. Dr. Kaminski is a trustee of the Rand Corporation and currently serves as a director of General Dynamics Corporation.

Steven M. Lefkowitz

      Steven M. Lefkowitz is 39 years old and has served as a director since April 1996. Mr. Lefkowitz is a Managing Director of Caxton-Iseman Capital, Inc. and has been employed by Caxton-Iseman Capital, Inc. since 1993. From 1988 to 1993, Mr. Lefkowitz was employed by Mancuso & Company (a private investment firm) and served in several positions including vice president and as a partner of Mancuso Equity Partners. Mr. Lefkowitz is a director of Buffets, Inc. and Ply Gem Industries, Inc.

Required Vote

      The election of each of the above nominees for Class 2 director requires the affirmative vote of a plurality of votes cast by the stockholders present (in person or by proxy) and entitled to vote at the Annual Meeting, provided a quorum is present. Abstentions and broker non-votes will not affect the outcome of the elections.

      The Caxton-Iseman Stockholders, who beneficially own 7,105,490 shares (or approximately 20.0% of the outstanding shares) of the Company’s Common Stock, have informed the Company that they intend to vote all of such shares in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE DIRECTOR NOMINEES NAMED ABOVE.

INCUMBENT DIRECTORS

      Set forth below, for each incumbent director, are his name, his age as of March 29, 2004, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company:

Incumbent Class 3 Directors

Frederick J. Iseman

      Frederick J. Iseman is 51 years old and has served as our Chairman of the Board of Directors since April 1996. Mr. Iseman is currently Chairman and Managing Partner of Caxton-Iseman Capital, Inc., which was founded by Mr. Iseman in 1993. Prior to establishing Caxton-Iseman Capital, Inc., Mr. Iseman founded Hambro-Iseman Capital Partners, a merchant banking firm. From 1988 to 1990, Mr. Iseman was a member of the Hambro International Venture Fund. Mr. Iseman is Chairman of Buffets, Inc., a director of Ply Gem Industries, Inc. and a member of the Advisory Board of Duke Street Capital.

Gilbert F. Decker

      Gilbert F. Decker is 66 years old and has served as a director since June 1997. Mr. Decker currently serves as a private consultant to the technology industry. From April 1999 until August 2001, Mr. Decker served as Executive Vice President at Walt Disney Imagineering, Inc. From April 1994 to May 1997, Mr. Decker served as the Assistant Secretary of the U.S. Army for Research, Development and Acquisition. As Assistant Secretary, Mr. Decker led the Army’s acquisition and procurement reform efforts, with an emphasis on eliminating excessive government requirements throughout the acquisition process. He also served as the Army Acquisition Executive, the Senior Procurement Executive, the Science Advisor to the Secretary and the Senior Research and Development official for the Army. From 1983 to 1989, Mr. Decker was on the Army Science Board and served as Chairman from March 1987 until the end of his appointment. In the private sector, Mr. Decker has served as President and Chief Executive Officer of three technology companies, including Penn Central Federal Systems Company, and Mr. Decker is currently a director of Alliant Techsystems, Inc. and Allied Defense Group, Inc.

Incumbent Class 1 Directors

Robert A. Ferris

      Robert A. Ferris is 61 years old and has served as a director since April 1996. Mr. Ferris is a Managing Director of Caxton-Iseman Capital, Inc., a private investment firm, and has been employed by Caxton-Iseman Capital, Inc. since March 1998. From 1981 to February 1998, Mr. Ferris was a General Partner of Sequoia Associates (a private investment firm headquartered in Menlo Park, California). Prior to founding Sequoia

Associates, Mr. Ferris was a Vice President of Arcata Corporation, a New York Stock Exchange-listed company. Mr. Ferris is currently a director of Buffets, Inc. and Ply Gem Industries, Inc.

Dr. William J. Perry

      Dr. William J. Perry is 76 years old and has served as a director since February 2002. He is currently the Michael and Barbara Berberian Professor at Stanford University with a joint appointment in the School of Engineering and the Institute for International Studies and Co-director of the Preventive Defense Project. In a prior term at Stanford (1988-1993), Dr. Perry was Co-director of the Center for International Security and Arms Control. Dr. Perry was the 19th Secretary of Defense for the United States, serving from February 1994 to January 1997. He previously served as Deputy Secretary of Defense (1993-1994) and as Under Secretary of Defense for Research and Engineering (1977-1981). In the private sector, Dr. Perry has founded and led two technology firms and serves on the board of directors of several high technology companies. He currently serves as Chairman of Global Technology Partners. Dr. Perry has received numerous awards, including the Presidential Medal of Freedom.

General Henry Hugh Shelton, USA (ret.)

      General Hugh Shelton, USA (ret.), is 62 years old and has served as a director since February 2002. He currently serves as President, International Operations, for M.I.C. Industries. From October 1997 until October 2001, General Shelton served as the 14th Chairman of the Joint Chiefs of Staff. In that capacity, he was the nation’s principal military advisor to Presidents Clinton and Bush, the Secretary of Defense and the National Security Council. He is the recipient of numerous awards and decorations. In 2001, he was knighted by Queen Elizabeth and in 2002 was awarded the Congressional Gold Medal. General Shelton is also a director of Anheuser-Busch Companies, Inc., Red Hat, Inc. and Professional Projects Services, Inc.

Thomas J. Tisch

      Thomas J. Tisch is 49 years old and has served as a director since February 2002. Since 1992, Mr. Tisch has served as Managing Partner of Four Partners, an investment partnership focusing on public securities. Prior to 1992, Mr. Tisch worked in a similar capacity in predecessor partnerships. Mr. Tisch is a Trustee of the Manhattan Institute, Mount Sinai-NYU Health System, The Henry Kaufman Campgrounds, Inc., Kipp Academy, Brown University and the Municipal Assistance Corporation for the City of New York. Mr. Tisch is also a director of Kmart Corporation and InfoNXX, Inc., a provider of directory assistance to the wireless industry.

CAXTON-ISEMAN NOMINEES

      Pursuant to our Amended and Restated Certificate of Incorporation, affiliates of and companies managed by Caxton-Iseman Capital, Inc., including Azimuth Technologies, L.P., Azimuth Tech. II LLC and Frederick J. Iseman (collectively, the “Caxton-Iseman Stockholders”) are entitled to nominate, any such nominee being referred to as a “Caxton-Iseman Nominee,” for so long as such stockholders beneficially own in the aggregate more than 10% but less than a majority of our then outstanding common stock, a number of directors approximately equal to that percentage multiplied by the number of directors on our board. As of the date of this Proxy Statement, the Caxton-Iseman Nominees consist of Messrs. Iseman, Ferris, Lefkowitz (one of the nominees for election at the Annual Meeting) and Tisch. Each of Messrs. Ferris and Lefkowitz has agreed, for so long as he is a director serving or elected as a Caxton-Iseman Nominee, to resign from our board, upon the request of the Caxton-Iseman Stockholders.

BOARD AND COMMITTEE MEETINGS

      During 2003, the Board of Directors met six times and took action by unanimous written consent four times. Other than Mr. Tisch, no member of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the number of meetings of committees of the Board of Directors on which such member served (during the period that he served on such committees). The Company expects Board members to attend each meeting of stockholders. Two members of the Board attended the Company’s annual meeting of stockholders in May 2003.

      The Board has an audit committee, compensation committee, executive committee, executive compensation committee, nominating and corporate governance committee and a strategy committee.

      Audit Committee. The Audit Committee is composed of Messrs. Decker, Tisch and Dr. Kaminski and the Board of Directors has determined that each member of the Audit Committee is independent and financially literate under the listing standards of the New York Stock Exchange and within the meaning of the Security and Exchange Commission (“SEC”) regulations applicable to the Company after the Annual Meeting. Although no current members of the Audit Committee are audit committee financial experts within the meaning of the applicable SEC regulations, the Board intends in the near future to appoint a new member to the Board of Directors and the Audit Committee who is an audit committee financial expert. As more fully described in the written charter of the Audit Committee, the Audit Committee oversees actions taken by our independent auditors and reviews our internal controls and procedures. The Audit Committee met nine times during 2003. A report of the Audit Committee appears below in this Proxy Statement.

      Compensation Committee. The Compensation Committee is composed of Messrs. Ferris and Lefkowitz, Dr. Kaminski and General Shelton and the Board of Directors has determined that each member of the Compensation Committee is independent under the listing standards of the New York Stock Exchange. As more fully described in the written charter of the Compensation Committee, the Compensation Committee reviews and approves the compensation of our officers and management personnel and administers certain employee benefit plans and the Amended and Restated Anteon International Corporation Omnibus Stock Plan. The Compensation Committee met five times during 2003. A report of the Compensation Committee appears below in this Proxy Statement.

      Executive Committee. The Executive Committee is composed of Messrs. Iseman, Lefkowitz, Ferris and Kampf. The Executive Committee exercises the authority of our board in the interval between meetings of the board. The Executive Committee did not meet during 2003.

      Executive Compensation Committee. The Executive Compensation Committee is composed of Dr. Kaminski and General Shelton. The Executive Compensation Committee administers the Amended and Restated Anteon International Corporation Omnibus Stock Plan and other executive plans for awards or grants to our named executive officers and persons subject to Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”). The Executive Compensation Committee met five times during 2003.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Messrs. Lefkowitz and Ferris and General Shelton and the Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the New York Stock Exchange. As more fully described in the written charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee nominates candidates for election to our board and develops and recommends to the Board of Directors corporate governance guidelines applicable to the Company. The Nominating and Corporate Governance Committee makes no recommendations with respect to Caxton-Iseman Nominees. The Nominating and Corporate Governance Committee met three times during 2003.

      Strategy Committee. The Strategy Committee is composed of Drs. Perry and Kaminski, General Shelton and Mr. Decker. The Strategy Committee reviews the Company’s strategy for market positioning and examines and advises the Company on emerging government requirements where the Company’s diverse skill and program strengths can be leveraged. The Strategy Committee met three times in 2003.

COMPENSATION OF DIRECTORS

      From January 1, 2003 through July 31, 2003, our directors who are not employees or Caxton-Iseman Stockholders earned the following annual compensation: $5,000 for each fiscal quarter; $1,000 for each board meeting attended; $1,500 annually for serving as chairperson of a committee; and $500 for each committee meeting attended. Beginning in August 2003, our directors who are not employees or Caxton-Iseman Stockholders earned the following compensation: $6,250 for each fiscal quarter; $1,500 for each board meeting attended; $2,000 annually for serving as chairperson of a committee; and $750 for each committee meeting attended. Each of our directors is also reimbursed for expenses incurred in connection with serving as a member of our board.

DIRECTOR NOMINATION AND REVIEW PROCESS

      The Nominating and Corporate Governance Committee considers director candidates recommended by stockholders of the Company in accordance with the Company’s By-Laws, Articles of Incorporation and Corporate Governance Guidelines. Company stockholders may propose candidates by submitting the candidate’s name and supporting information to: Nominating and Corporate Governance Committee c/o

Corporate Secretary, Anteon International Corporation, 3211 Jermantown Road, Suite 700, Fairfax, Virginia 22030.

      In evaluating the suitability of candidates and nominees for director, the Nominating and Corporate Governance Committee and the Board of Directors consider relevant factors, including, but not limited to, the individual’s qualification as independent; general understanding of marketing, finance, corporate strategy and other elements relevant to the operation of a publicly-traded company in today’s business environment; understanding of the Company’s business; educational and professional background; willingness and ability to devote the time necessary to discharge their duties as a director; character and integrity; and age, diversity and special skills in the context of the needs of the Board. Exceptional candidates who do not meet all of these criteria may still be considered.

      The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board who possess skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies candidates in light of the standards described above. Current members of the Nominating and Corporate Governance Committee and the Board of Directors are polled for suggestions as to individuals suitable for consideration. The Nominating and Corporate Governance Committee may also retain the services of a search firm to identify director candidates and other professionals to assist it with research and background checks. After conducting their search and evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

CORPORATE GOVERNANCE INFORMATION

      The Company has adopted a Code of Business Ethics and Conduct, which applies to all employees, officers and directors. In addition to the Code of Business Ethics and Conduct, the Company’s Chief Executive Officer and senior financial officers are subject to the Code of Ethics for Principal Executive and Senior Financial Officers. The Company intends to post on its website at www.anteon.com on the Corporate Governance page all waivers or implied waivers (as such terms are defined in Item 10 of Form 8-K of the Exchange Act) and amendments to any code of ethics that apply to any of our directors or executive officers.

      The Corporate Governance page includes key information about the Company’s corporate governance initiatives and documents including, the written charters of the Audit, Compensation and Nominating and Corporate Governance Committees; the Company’s By-Laws and Certificate of Incorporation; a list of the Committees of the Board and their members; the Company’s Corporate Governance Guidelines; the Company’s Code of Business Ethics and Conduct; and the Company’s Code of Ethics for Principal Executive and Senior Financial Officers.

HOW TO CONTACT THE NON-MANAGEMENT DIRECTORS

      The Board of Directors provides a process by which interested parties may communicate with the non-management directors as a group or with the full Board. Those wishing to raise a question or concern should send such communication in an envelope marked “confidential” to Board of Directors of Anteon International Corporation c/o Corporate Secretary, 3211 Jermantown Road, Suite 700, Fairfax, Virginia 22030.

      Any such communication must state the number of shares beneficially owned by the person making the communication and should identify the person or persons on the Board to whom the communication is directed. The Corporate Secretary will forward such communication to the member(s) of the Board as appropriate depending on the facts and circumstances outlined in the communication or as otherwise required by applicable rules, statutes or regulations.

EXECUTIVE OFFICERS

      In addition to Mr. Kampf, Messrs. Ream, Johnson, Heilman, Kiernan, Moskowitz, and Schehr are executive officers of the Company.

S. Daniel Johnson

      S. Daniel Johnson is 56 years old and currently serves as our Executive Vice President and Chief Operating Officer. He has been with the Company since August 2003. Prior to joining us, Mr. Johnson served as the Executive Vice President responsible for BearingPoint’s Public Services business unit. Between 1997, when he assumed leadership of that business unit, and 2002, Mr. Johnson grew the unit’s annual revenue from $200 million to an annualized revenue run rate of more than $1 billion. He joined BearingPoint, formerly KPMG Consulting, in 1975 and served in positions of increasing responsibility in several business areas, including e-Government Internet integration, enterprise resource planning and systems integration.

Charles S. Ream

      Charles S. Ream is 60 years old and currently serves as our Executive Vice President and Chief Financial Officer. He has been with the Company since April 2003. From October 2000 to December 2001, he served as Senior Vice President and Chief Financial Officer of Newport News Shipbuilding, Inc., a $2.2 billion publicly-held company, with over 18,000 employees, where he was responsible for all of the financial functions including corporate strategy, mergers and acquisitions, and investor relations. From January 1998 to September 2000, Mr. Ream served as Senior Vice President, Finance of Raytheon Systems Company. From January 1994 to December 1997, he served as Chief Financial Officer of Hughes Aircraft Company. Prior to joining Hughes, Mr. Ream was a Partner with Deloitte & Touche.

Mark D. Heilman

      Mark D. Heilman is 55 years old and currently serves as our Executive Vice President for Corporate Development. He has been with the Company since October 1998. From 1991 to September 1998, Mr. Heilman was a partner and principal of CSP Associates, Inc., where he specialized in strategic planning and mergers and acquisition support for the aerospace, defense and information technology sectors. From 1987 to 1991, Mr. Heilman was Vice President and an Executive Director of Ford Aerospace and Communications Corporation.

Seymour L. Moskowitz

      Seymour L. Moskowitz is 72 years old and currently serves as our Executive Vice President, Technology. He has been with the Company since March 1997. Mr. Moskowitz served as a consultant to us from April 1996 to March 1997. Prior to joining us, Mr. Moskowitz served as an independent management consultant from 1994 to April 1996. From 1985 to 1994, Mr. Moskowitz served as Senior Vice President of Technology at Vitro Corporation, where he was responsible for the development and acquisition of technologies and management of research and development personnel and laboratory resources. Before working for the Vitro Corporation, Mr. Moskowitz served as Director of Research and Development for Curtiss-Wright Corporation. Mr. Moskowitz has been awarded seven patents, authored and co-authored over 50 articles, and published in ASME Transactions, ASME Journals of Energy, Power and Aircraft, SAE Journal and various conference proceedings. He formerly served on the Board of Directors of the Software Productivity Consortium and is currently a member of the steering committee of the Fraunhofer Center (MD) for Software Engineering.

Vincent J. Kiernan

      Vincent J. Kiernan is 45 years old and currently serves as our Senior Vice President, Finance. He has been with the Company since September 1998. From July 1995 to September 1998, he served as a Managing Director at KPMG LLP, where he provided cost and pricing control reviews, claims analysis, accounting/contracts management and general consulting services to a wide array of clients including both government contractors and commercial enterprises. From 1989 to 1995, Mr. Kiernan was a Director for Coopers & Lybrand. From 1985 to 1989, he was a consultant with Peterson & Co. Consulting.

Curtis L. Schehr

      Curtis L. Schehr is 45 years old and currently serves as our Senior Vice President, General Counsel and Secretary. He has been with the Company since October 1996. From 1991 to 1996, Mr. Schehr served as Associate General Counsel at Vitro Corporation. During 1990, Mr. Schehr served as Legal Counsel at Information Systems and Networks Corporation. Prior to 1990, Mr. Schehr served for six years in several legal and contract oriented positions at Westinghouse Electric Corporation (Defense Group).

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Based solely on our review of copies of reports filed with the SEC, we believe that all reports on Form 3, Form 4, and Form 5 required to be filed were so filed on a timely basis except for a Form 4 and a Form 5 on behalf of Mr. Decker.

EXECUTIVE COMPENSATION

      The following table sets forth information on the compensation awarded to, earned by or paid to our Chief Executive Officer, Joseph M. Kampf, the four other most highly compensated executive officers of ours whose individual compensation exceeded $100,000 during the twelve months ended December 31, 2003 for services rendered in all capacities to us and two individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer on December 31, 2003.

				Long-Term
	Annual Compensation			Compensation Awards

					Number of Shares
				Other Annual	Underlying Stock
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options

Joseph M. Kampf	2003	$575,023	$400,000	—	—
President and Chief Executive Officer	2002	457,042	299,520	—	200,000
	2001	415,899	240,000	—	—

Charles S. Ream	2003	179,490	50,000	—	100,000
Executive Vice President and	2002	—	—	—	—
Chief Financial Officer	2001	—	—	—	—

Mark D. Heilman	2003	235,146	120,000	—	—
Executive Vice President,	2002	211,144	120,000	—	80,000
Corporate Development	2001	195,451	100,000	—	—

Seymour L. Moskowitz	2003	235,146	220,000	—	75,000
Executive Vice President, Technology	2002	211,144	120,000	—	80,000
	2001	195,451	100,000	—	—

Curtis L. Schehr	2003	188,298	65,000	—	—
Senior Vice President,	2002	172,002	66,000	—	40,000
General Counsel & Secretary	2001	170,958	50,000	—	—

Thomas M. Cogburn (2)	2003	251,185	163,000	—	—
Executive Vice President and	2002	255,247	147,600	—	100,000
Chief Operating Officer	2001	231,254	110,000	—	—

Carlton B. Crenshaw (3)	2003	133,449	120,000	—	—
Executive Vice President and	2002	220,236	120,000	—	80,000
Chief Financial Officer	2001	204,999	100,000	—	—

(1)	No named executive officer received Other Annual Compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of salary and bonus reported for him in the two preceding columns.

(2)	Mr. Cogburn retired as Executive Vice President, Chief Operating Officer and Director effective August 9, 2003.

(3)	Mr. Crenshaw retired as Executive Vice President and Chief Financial Officer effective May 2, 2003.

OPTION GRANTS IN 2003

      The following table sets forth certain information with respect to stock options granted in 2003 to each of our named executive officers.

Individual Grants

Potential Realizable Value
at Assumed Annual Rates
of Stock Price Appreciation
for Option Term
	Number of	% of Total
	Shares	Options
	Underlying	Granted to	Exercise or
	Options	Employees	Base Price	Expiration
Name	Granted	in 2003	Per Share	Date	5%	10%

Joseph M. Kampf	—	—	—	—	—	—
Charles S. Ream	100,000	15.6%	$24.18	5/8/2013	1,520,667	3,853,669
Mark D. Heilman	—	—	—	—	—	—
Seymour L. Moskowitz	75,000	11.7%	$23.30	2/26/2013	1,098,993	2,785,064
Curtis L. Schehr	—	—	—	—	—	—
Thomas M. Cogburn	—	—	—	—	—	—
Carlton B. Crenshaw	—	—	—	—	—	—

AGGREGATED OPTION EXERCISES IN 2003 AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth certain information with respect to options held at the end of fiscal year 2003 by each of our named executive officers:

	Individual Grants

			Number of	Value of Unexercised
			Shares Underlying	In-the-Money
	Shares		Unexercised Options at	Options at
	Acquired		December 31, 2003	December 31, 2003
	on	Value	Exercisable/	Exercisable/
Name	Exercise(s)	Realized	Unexercisable	Unexercisable(1)

Joseph M. Kampf	—	—	416,320/256,000	$13,192,496/$5,748,920
Charles S. Ream	—	—	—/100,000	—/$1,187,000
Mark D. Heilman	93,334	$2,590,815	140,906/80,000	$4,195,559/$1,648,040
Seymour L. Moskowitz	164,840	$5,355,751	161,018/156,600	$5,172,215/ $2,653,574
Curtis L. Schehr	16,800	$332,862	80,640/44,800	$2,486,853/ $971,872
Thomas M. Cogburn	92,000	$1,584,160	—/—	—/—
Carlton B. Crenshaw	44,510	$685,459	—/—	—/—

(1)	Based on the difference between the closing price of our common stock on December 31, 2003, as reported by the New York Stock Exchange- Corporate Transactions and the option exercise price. The above valuations may not reflect the actual value of unexercised options, as the value of unexercised options fluctuates with market activity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table below sets forth, as of March 29, 2004, the number of shares of common stock beneficially owned by each of our 5% stockholders, each of our directors, the named executive officers and all our directors and executive officers as a group.

      Unless otherwise noted below, the address of each beneficial owner listed on the table below is c/o Anteon International Corporation, 3211 Jermantown Road, Suite 700, Fairfax, Virginia 22030-2801.

	Shares(1)

Name of Beneficial Owner	Shares	%

Azimuth Technologies, L.P.(2) (3)	5,843,828	16.4
Azimuth Tech. II LLC (2) (3)	2,110,595	5.9
Georgica (Azimuth Technologies), Inc. (2) (3)	7,104,134	20.0
Georgica (Azimuth Technologies), L.P. (2) (3)	7,102,778	20.0
Frederick J. Iseman (2) (3)	7,105,490	20.0
FMR Corp. (4)	5,283,000	14.9
Gilbert F. Decker (5)	29,530	*
Dr. Paul Kaminski (5)	39,546	*
Joseph M. Kampf (6)	1,021,626	2.8
Charles S. Ream (7)	23,000	*
Carlton B. Crenshaw (8)	1,920	*
Seymour L. Moskowitz (9)	287,258	*
Curtis L. Schehr (10)	97,040	*
Thomas M. Cogburn (11)	54,096	*
Mark D. Heilman (12)	199,786	*
Robert A. Ferris (13)	611,845	1.7
Ferris Family 1987 Trust (13)	611,845	1.7
Steven M. Lefkowitz (14)	239,800	*
SML Family Investors LLC (14)	32,277	*
William J. Perry (15)	6,000	*
General Henry Hugh Shelton, USA (ret.) (15)	6,000	*
Thomas J. Tisch (15)	6,000	*
All Directors and Executive Officers as a Group (16)	8,858,562	24.2

*	Less than 1%.

(1)	Determined in accordance with Rule 13d-3 under the Exchange Act.

(2)	By virtue of Frederick J. Iseman’s indirect control of Azimuth Technologies, L.P., Azimuth Tech. II LLC, Georgica (Azimuth Technologies), L.P. and Georgica (Azimuth Technologies), Inc., which are the investment partnerships organized by Caxton-Iseman Capital, he is deemed to beneficially own the 6,251,133 shares held by these entities. Mr. Iseman has (i) sole voting and dispositive power over 6,253,845 shares of our common stock, and (ii) shared voting and dispositive power over the 883,922 shares of our common stock held in the aggregate by the Ferris Family 1987 Trust, Mr. Lefkowitz and SML Family Investors LLC and may be deemed to be the beneficial owner thereof. Mr. Iseman’s address is c/o Caxton-Iseman Capital, Inc., 500 Park Avenue, New York, New York 10022.

(3)	Includes 611,845, 239,800 and 32,277 shares held by the Ferris Family 1987 Trust, Mr. Lefkowitz and SML Family Investors LLC, respectively. The Ferris Family 1987 Trust, Mr. Lefkowitz and SML Family Investors LLC are parties to a stockholders agreement with Azimuth Technologies, L.P. and Azimuth Tech. II LLC with respect to the shares of our common stock held by them. Pursuant to the terms of this stockholders agreement, the Ferris Family 1987 Trust, Mr. Lefkowitz and SML Family Investors LLC are required to vote all of their shares of common stock at the direction of Azimuth Technologies, L.P. and Azimuth Tech. II LLC, and are bound by specified transfer restrictions.

(4)	Based solely upon a Schedule 13G filed by FMR Corp. on February 17, 2004. The address for FMR Corp. provided in such Schedule 13G is 82 Devonshire Street, Boston, MA 02109.

(5)	Includes 6,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 29, 2004. Does not include 11,500 shares of common stock issuable pursuant to stock options that are not exercisable within 60 days of that date. Mr. Decker’s address is 45 Glenridge Avenue, Los Gatos, California 95030. Dr. Kaminski’s address is 6691 Rutledge Drive, Fairfax, Virginia 22039.

(6)	Includes 504,320 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 29, 2004. Does not include 168,000 shares of common stock issuable pursuant to stock options that are not exercisable within 60 days of that date. Excludes shares held by Azimuth Technologies, L.P., of which he is a limited partner.

(7)	Includes 20,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 29, 2004. Excludes 80,000 shares of common stock issuable pursuant to stock options that are not exercisable within 60 days of that date.

(8)	Mr. Crenshaw retired as Executive Vice President and Chief Financial Officer effective May 2, 2003.

(9)	Includes 214,518 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 29, 2004. Does not include 103,100 shares of common stock issuable pursuant to stock options that are not exercisable within 60 days of that date. Excludes shares held by Azimuth Technologies, L.P., of which he is a limited partner.

(10)	Includes 76,840 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 29, 2004. Does not include 36,840 shares of common stock issuable pursuant to stock options that are not exercisable within 60 days of that date.

(11)	Mr. Cogburn retired as Executive Vice President, Chief Operating Officer and Director effective August 9, 2003.

(12)	Includes 156,906 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 29, 2004. Does not include 64,000 shares of common stock issuable pursuant to stock options that are not exercisable within 60 days of that date. Excludes shares held by CSP Associates LLC, a limited liability company of which he is a non-managing member.

(13)	Represents 611,845 shares held by the Ferris Family 1987 Trust, of which Mr. Ferris is trustee, and with respect to which Mr. Ferris shares voting and dispositive power with Azimuth Technologies, L.P., Azimuth Tech. II LLC and Mr. Iseman. The address of Mr. Ferris and the Ferris Family 1987 Trust is c/o Caxton-Iseman Capital, Inc., 500 Park Avenue, New York, New York 10022. Excludes shares held by Azimuth Technologies, L.P. and Azimuth Tech. II LLC of which the Ferris Family 1987 Trust is, respectively, a limited partner and a non-managing member.

(14)	Includes 32,277 shares held by SML Family Investors LLC, a limited liability company affiliated with Mr. Lefkowitz. Mr. Lefkowitz’s address is c/o Caxton-Iseman Capital, Inc., 500 Park Avenue, New York, New York 10021. Excludes shares held by Azimuth Technologies, L.P. and Azimuth Tech. II LLC of which he is, respectively, a limited partner and a non-managing member. Includes 239,800 shares with respect to which Mr. Lefkowitz shares voting and dispositive power with Azimuth Technologies, L.P., Azimuth Tech. II LLC and Mr. Iseman.

(15)	Includes 6,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 29, 2004. Does not include 11,500 shares of common stock issuable pursuant to stock options that are not exercisable within 60 days of that date. Gen. Shelton’s address is 11911 Freedom Drive, One Fountain Square, 10th Floor Reston, VA 20190. Mr. Tisch’s address is 667 Madison Avenue, New York, NY 10021. Dr. Perry’s address is 320 Galvez Street, Stanford, CA 94305-6165

(16)	Includes 1,014,585 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 29, 2004. Does not include 662,439 shares of common stock issuable pursuant to stock options that are not exercisable within 60 days of that date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The following table provides information as of December 31, 2003, regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

		(b)	(c)
	(a)		Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation plans
	options, warrants	outstanding options,	(excluding securities
Plan category	and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders	3,607,161	$13.59	383,540
Equity compensation plans not approved by security holders	—	—	—

Total	3,607,161	$13.59	383,540

SEVERANCE AGREEMENTS

      Certain of our executive officers and certain key members of management, (the “Executives”) entered into agreements with the Company or its wholly owned operating subsidiary, Anteon Corporation, a Virginia corporation, (“Anteon Virginia” and, together with the Company, “Anteon”). The agreements provided for certain compensation payments and other benefits for periods ranging from 12 months to 24 months, or in the case of Mr. Kampf, for 36 months, to be received by the Executive in the event the Executive’s employment was involuntarily terminated without cause, or in the event the Executive resigned his/her employment for “Good Reason,” as such term was defined in the agreement. The Executive could not resign for “Good Reason” unless he or she shall have first given notice to Anteon of the reason for such resignation and Anteon shall have failed to reasonably cure the situation within thirty days of receipt of such notice. The compensation and benefits period for Messrs. Ream, Heilman and Moskowitz was to continue for a 24 month period and, for Mr. Schehr, a 12 month period. If terminated on December 31, 2003, Messrs. Kampf, Moskowitz, Ream, Heilman and Schehr would have been entitled to receive cash severance payments under their respective severance agreements of $2,664,520, $768,333, $761,750, $701,667, and $239,333, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Azimuth Technologies, L.P. and Azimuth Tech. II LLC

      Azimuth Technologies, L.P. and Azimuth Tech. II LLC are two of our principal stockholders. The sole general partner of Azimuth Technologies, L.P. and the sole managing member of Azimuth Tech. II LLC is Georgica (Azimuth Technologies), L.P., the sole general partner of which is Georgica (Azimuth Technologies), Inc., a corporation wholly owned by Frederick J. Iseman, the chairman of our Board of Directors. As a result, Mr. Iseman controls both Azimuth Technologies, L.P. and Azimuth Tech. II LLC. In addition, Mr. Iseman, Steven M. Lefkowitz, a director of our Company, and Robert A. Ferris, a director of our Company, are each employed by Caxton-Iseman Capital, Inc. Mr. Iseman is the chairman, managing partner and founder of that firm.

      Azimuth Technologies, L.P., Azimuth Tech. II LLC, Mr. Lefkowitz, SML Family Investors LLC, a limited liability company affiliated with Mr. Lefkowitz, and the Ferris Family 1987 Trust, of which Mr. Ferris is a trustee, entered into a stockholders agreement immediately prior to the consummation of the IPO. Under this stockholders agreement, the Ferris Family 1987 Trust, Mr. Lefkowitz and SML Family Investors LLC agreed to vote all of the shares of our common stock they beneficially own on any matter submitted to the vote of our stockholders whether at a meeting or pursuant to a written consent at the direction of Azimuth Technologies, L.P. and Azimuth Tech. II LLC, unless otherwise agreed to by these entities, and will constitute and appoint these entities or any nominees thereof as their respective proxies for purposes of any stockholder vote. In addition, except pursuant to the Tag Along Agreement described in this Proxy Statement, the agreement provides that none of the Ferris Family 1987 Trust, Mr. Lefkowitz or SML Family Investors LLC may sell or in any way transfer or dispose of the shares of our common stock they beneficially own without the prior written consent of either Azimuth Technologies, L.P. or Azimuth Tech. II LLC, unless Azimuth Technologies, L.P. and Azimuth Tech. II LLC are participating in that sale, and then the Ferris

Family 1987 Trust, Mr. Lefkowitz and SML Family Investors LLC may participate in such sale in a pro rata amount. The Ferris Family 1987 Trust, Mr. Lefkowitz and SML Family Investors LLC will be required to participate pro rata in any sale by Azimuth Technologies, L.P. and Azimuth Tech. II LLC, unless otherwise agreed to by these entities.

Registration Rights

      On March 11, 2002, Azimuth Technologies, L.P., Azimuth Tech. II LLC, Messrs. Frederick J. Iseman, Joseph M. Kampf, Carlton B. Crenshaw, Thomas M. Cogburn, Seymour L. Moskowitz and Steven M. Lefkowitz, SML Family Investors LLC and the Ferris Family 1987 Trust and certain other parties named therein, entered into a registration rights agreement (as amended, the “Registration Rights Agreement”) with us relating to the shares of common stock they hold. Subject to several exceptions, including our right to defer a demand registration under certain circumstances, the Caxton-Iseman Stockholders may require that we register for public resale under the Exchange Act all shares of common stock they request be registered at any time after 180 days following our IPO. The Caxton-Iseman Stockholders may demand five registrations so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $5 million or more. Since we are eligible to register the sale of our securities on Form S-3 under the Exchange Act, the Caxton-Iseman Stockholders have the right to require us to register the sale of the common stock held by them on Form S-3, subject to offering size and other restrictions. Messrs. Kampf, Crenshaw, Cogburn, Moskowitz and Lefkowitz, SML Family Investors LLC and the Ferris Family 1987 Trust are entitled to piggyback registration rights with respect to any registration request made by the Caxton-Iseman Stockholders. If the registration requested by the Caxton-Iseman Stockholders is in the form of a firm underwritten offering, and if the managing underwriter of the offering determines that the number of securities to be offered would jeopardize the success of the offering, the number of shares included in the offering shall be determined as follows: (i) first, shares offered by the Caxton-Iseman Stockholders and Messrs. Kampf, Crenshaw, Cogburn, Moskowitz and Lefkowitz, SML Family Investors LLC, the Ferris Family 1987 Trust and the other participating designated holders as defined in the Registration Rights Agreement (pro rata, based on their respective ownership of our common equity), (ii) second, shares offered by other stockholders (pro rata, based on their respective ownership of our common equity) and (iii) third, shares offered by us for our own account. On September 3, 2003, we amended the Registration Rights Agreement to (i) allow certain of our stockholders and designated holders under the Registration Rights Agreement, including Messrs. Decker, Kaminski, Schehr, Gurner, Dawson, Heilman, Johnson and Ream and Ms. Centracchio, to participate in future offerings and (ii) permit us to designate certain other management stockholders and directors to participate in future offerings.

      In addition, the Caxton-Iseman Stockholders, Messrs. Kampf, Crenshaw, Cogburn, Moskowitz and Lefkowitz, SML Family Investors LLC and the Ferris Family 1987 Trust and the other designated holders under the Registration Rights Agreement have been granted piggyback rights on any registration for our account or the account of another stockholder. If the managing underwriter in an underwritten offering determines that the number of securities offered in a piggyback registration would jeopardize the success of the offering, the number of shares included in the offering shall be determined as follows: (i) first, shares offered by us for own account, (ii) second, shares offered by the Caxton-Iseman Stockholders, Messrs. Kampf, Crenshaw, Cogburn, Moskowitz and Lefkowitz, SML Family Investors LLC, the Ferris Family 1987 Trust and the other participating designated holders under the Registration Rights Agreement (pro rata, based on their respective ownership of our common equity), and (iii) third, shares offered by other stockholders (pro rata, based on their respective ownership of our common equity). In connection with these registrations under the Registration Rights Agreement, we are required to indemnify the selling stockholders and bear all fees, costs and expenses (except underwriting discounts and selling commissions).

      In August 2003, the Caxton-Iseman Stockholders exercised their right requiring us to register their shares on a Form S-3 registration statement. In addition, certain of the other parties to the registration rights agreement exercised their rights thereunder to piggyback on the registration for the accounts of the Caxton-Iseman Stockholders. As a result, we filed with the SEC a registration statement on Form S-3 on August 22, 2003 and an amendment thereto on September 4, 2003 (Commission File No. 333-108147), and a registration statement on Form S-3 on September 16, 2003 (Commission File No. 333-108858). In connection with the offering of these shares, the Caxton-Iseman Stockholders reimbursed the Company for all fees, costs and expenses (except underwriting discounts and selling commissions) incurred by the selling stockholders.

      In December 2003, the Caxton-Iseman Stockholders again exercised their right requiring us to register their shares on a Form S-3 registration statement. As a result, we filed with the SEC a registration statement on Form S-3 on December 17, 2003 and an amendment thereto on March 2, 2004 (Commission File No. 333-111249) (together, the “Shelf Registration Statement”). The Ferris Family 1987 Trust, SML Family Investors LLC and Mr. Lefkowitz exercised their rights to piggyback on the Shelf Registration Statement, while all other parties with piggyback rights declined to register their shares on the Shelf Registration Statement. We agreed to indemnify the selling stockholders and bear all fees, costs and expenses (except underwriting discounts and selling commissions) in connection with that registration. The total fees, costs and expenses incurred by the Company in connection with the Shelf Registration Statement were approximately $170,024.

      Pursuant to our registration rights agreement with the selling stockholders, we will use our commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, until all of the selling stockholders’ shares of our common stock have been sold. As of March 29, 2004, no offerings have been made pursuant to the Shelf Registration Statement. Our obligation to keep the Shelf Registration Statement effective is subject to specified, permitted exceptions, such as a good faith determination by our board of directors that the registration would materially interfere with certain activities of ours. In these cases, we may suspend offers and sales of the shares of common stock pursuant to the Shelf Registration Statement.

Tag Along Rights

      On March 15, 2002, Azimuth Technologies, L.P., Azimuth Tech. II LLC, Frederick J. Iseman, Joseph M. Kampf, the Ferris Family 1987 Trust, Steven M. Lefkowitz, SML Family Investors LLC and certain members of our management and certain of our other stockholders who were selling shares in connection with our initial public offering, (collectively the “Management Tag Stockholders”) entered into a Tag Along Agreement granting to Mr. Kampf and the Management Tag Stockholders specified rights in the event of a sale of our common stock by any of the Caxton-Iseman Stockholders. If, at any time before the Caxton-Iseman Stockholders no longer beneficially own, in the aggregate, more than 20% of our outstanding common stock, any Caxton-Iseman Stockholder or a group of them sells shares of our common stock to a purchaser, who, after such sale or series of related sales, would beneficially own, in the aggregate, 51% or more of our outstanding common stock, Mr. Kampf and the Management Tag Stockholders may participate in that sale pro rata with such Caxton-Iseman Stockholder(s). The Tag Along Agreement terminates in accordance with its terms twenty (20) years after its signing.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee reviews and approves the compensation of our officers and management personnel, establishes and reviews general compensation policies, and administers our Amended and Restated Anteon International Corporation Omnibus Stock Plan. In order to take advantage of certain tax and securities laws exemptions, the Executive Compensation Committee administers certain awards under our Stock Plan with respect to certain of our officers and other individuals. The Compensation Committee met five times during 2003. The Compensation Committee is composed of Messrs. Ferris and Lefkowitz, Dr. Kaminski and General Shelton.

      The Compensation Committee seeks to achieve two broad goals in connection with our executive compensation programs and decisions regarding individual compensation. These goals and the general means of achieving them are:

      1. To provide our executives with a performance-oriented environment by tying individual compensation, in part, to particular goals. More specifically, our executives are to be rewarded for meeting corporate performance metrics that contribute in a significant way to the accomplishment of our business objectives. Also, by granting stock options, we intend to provide our executives with an equity interest in the performance of the Company.

      2. To attract and retain key executives by structuring the executive compensation program with appropriate attention to the standards and practices at comparable companies in the government information technology industry or related industries comprised of companies that employ executives with similar skills.

      The compensation program for our executives established by the Compensation Committee consists of three elements tied to the foregoing objectives: base salary, annual incentive compensation, and stock-based equity incentives achieved primarily through participation in our Amended and Restated Anteon International Corporation Omnibus Stock Plan. In establishing base salaries for executives, the Compensation Committee monitors standards at generally comparable companies, particularly those that are in the same industry or related industries and/or are located in the same general geographic area as us, considers historic salary levels of the individual and the nature of the individual’s responsibilities and compares the individual’s base salary with those of our other executives. To the extent determined appropriate, the Compensation Committee also considers general conditions and our financial performance in establishing base salaries of executives. In deciding to award options, the Compensation Committee also considers the number of options outstanding or previously granted and the aggregate size of current awards.

      For the year ended December 31, 2003, the Compensation Committee determined that Mr. Kampf’s compensation was comparable to that of other chief executive officers of companies surveyed in the same industry and that his 2003 bonus award properly reflected our actual performance against our business plan and the other qualitative objectives previously discussed. The base salaries and bonuses of Messrs. Heilman, Moskowitz, Kiernan and Schehr were increased in 2003 as warranted by their relative individual contribution to the accomplishment of our business objectives. In addition, some of our executive officers were granted stock options that were designed to be a meaningful portion of their overall compensation and would contribute to the retention of our key executives.

      Based on its evaluation of the performance of the executive officers, the Compensation Committee believes that our executive officers are committed to achieving positive long-term financial performance and enhanced stockholder value, and that the compensation policies and programs discussed in this report have motivated our executive officers to work toward these goals.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through stock option issuances in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Amended and Restated Anteon International Corporation Omnibus Stock Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees. For the year ended December 31, 2003, the Compensation Committee determined that all compensation payments made in 2003 will be deductible and did not exceed the deduction limit of Section 162(m).

COMPENSATION COMMITTEE

Robert A. Ferris, Chairman

Dr. Paul Kaminski
Steven M. Lefkowitz
General Henry Hugh Shelton, USA (ret.)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No members of the Compensation Committee are officers or employees of the Company. No interlocking relationships exist between the Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. See “Certain Relationships and Related Transactions” above for details of certain transactions involving members of our Compensation Committee.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Company’s Board of Directors is composed of Messrs. Decker, Tisch and Dr. Kaminski and acts under a written charter, which is reviewed annually. We have amended our charter to be consistent with the provisions of the Sarbanes-Oxley Act of 2002, as well as the new corporate governance rules issued by the SEC and the New York Stock Exchange, as they relate to audit committee requirements. The Board of Directors has determined that the members of the Audit Committee are independent and financially literate, as defined by the rules of the New York Stock Exchange and within the meaning of the SEC regulations. The Audit Committee held nine meetings during 2003.

      The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent auditors.

      The Audit Committee reviewed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2003, and discussed these statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report on those consolidated financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel and the independent auditors, the following:

•	the independent auditors’ report on each audit of the Company’s consolidated financial statements;

•	the Company’s financial disclosure documents, including all consolidated financial statements and reports filed with the SEC or sent to stockholders;

•	material changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and Audit Committee Charter.

      Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the year ended December 31, 2003, had been prepared in accordance with accounting principles generally accepted in the United States of America.

      The Audit Committee also reviewed and discussed the Company’s audited consolidated financial statements and the matters communicated by KPMG LLP, the Company’s independent auditors, pursuant to Statement on Auditing Standards (“SAS”) No. 61, “Communications with Audit Committees” with KPMG LLP. SAS No. 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant, unusual transactions;

•	the effect of significant accounting policies, including those in controversial or emerging areas, for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

      The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independent Discussions with Audit Committees”. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, as amended, as of and for the year ended December 31, 2003.

AUDIT COMMITTEE

Gilbert F. Decker, Chairman

Dr. Paul Kaminski
Thomas J. Tisch

COMPANY STOCK PERFORMANCE CHART

      The following graph and accompanying table show how $100.00 invested in the Company’s Common Stock, as of March 12, 2002, the day our common stock began trading on The New York Stock Exchange (at the closing price on the first day of trading), would have grown through the period ended December 31, 2003, compared with $100 invested in: (a) the S&P 500 Stock Index and (b) the Russell 2000 Technology Stock Index, which is a published industry group index. The graph and accompanying table assume reinvestment of dividends. No dividends have been declared or paid on our Common Stock. The historical information set forth below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURNS

AMONG ANTEON INTERNATIONAL CORPORATION, S&P 500 INDEX, AND
RUSSELL 2000 TECHNOLOGY INDEX

ASSUMES $100 INVESTED ON MARCH 12, 2002

ASSUMES DIVIDEND REINVESTMENT
FISCAL YEAR ENDED DECEMBER 31, 2003

	BASE PERIOD
COMPANY/INDEX	3/12/2002	12/31/2002	12/31/2003

Anteon International Corporation	$100.00	$119.70	$179.80
S&P 500 Index	$100.00	$87.52	$130.60
Russell 2000 Technology Index	$100.00	$57.42	$93.95

PROPOSAL 2

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ANTEON INTERNATIONAL CORPORATION OMNIBUS STOCK PLAN

      On March 5, 2002, our predecessor corporation amended and restated its Omnibus Stock Plan (the “Stock Plan”), which was originally adopted in January 1997 and terminates in January 2007. The Company subsequently assumed the Stock Plan as part of its IPO reorganization transactions on March 15, 2002. The Stock Plan enables us to make grants of stock-based incentive compensation to employees, officers, directors and consultants of our company and our affiliates.

      The Stock Plan originally authorized the grant of awards with respect to a maximum of 6,242,400 shares of common stock. As of March 29, 2004, only 383,540 shares of common stock remained available for award grants and 3,607,161 shares of common stock were subject to outstanding awards.

      On February 27, 2004, upon the recommendation of the Compensation Committee, the Board of Directors approved an amendment to the Stock Plan, subject to stockholder approval, to increase the number of shares available for award under the Stock Plan from 6,242,400 to 7,742,400. A copy of this amendment is attached as Appendix A to this Proxy Statement. The Board of Directors believes that grants of stock-based compensation have been, and will continue to be an important element in promoting our long-term growth and profitability by (i) providing key people with incentives to improve stockholder value and to contribute to our growth and financial success and (ii) enabling us to attract, retain and reward the best available persons for positions of substantial responsibility.

      On April 12, 2004, the last reported sale price of our common stock on the New York Stock Exchange was $31.16 per share.

Required Vote

      The approval of the amendment to the Stock Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote, provided a quorum is present. An abstention from voting on this proposal will have the effect of a “no” vote. Broker non-votes are considered not cast and therefore will not affect the outcome of the vote.

      The Caxton-Iseman Stockholders, who beneficially own 7,105,490 shares (or approximately 20.0% of the outstanding shares) of the Company’s Common Stock, have informed the Company that they intend to vote all of such shares in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S STOCK PLAN

PROPOSAL 3

RATIFICATION OF THE SELECTION OF

INDEPENDENT AUDITORS

      On February 27, 2004, upon the recommendation of our Audit Committee, our Board of Directors selected KPMG LLP to serve as the independent auditors of the Company for the calendar year ending December 31, 2004. The Board of Directors proposes and recommends that the stockholders ratify this selection. KPMG has served as the Company’s independent auditors since 1996. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of KPMG.

      Representatives of KPMG are expected to be present and will have an opportunity to make a statement at the Annual Meeting, and will be available to respond to questions.

Audit Fees

      KPMG’s fees for the Company’s 2003 and 2002 annual audit and review of interim consolidated financial statements, services rendered in connection with our initial public offering, secondary offering and shelf registration, as well as various accounting consultations and debt compliance certification, were $839,389 and $1,175,252, respectively.

Audit-Related Fees

      KPMG’s fees for audit-related services in 2003 and 2002 were $39,445 and $270,991, respectively. These services included pension plan audits and acquisition due diligence.

Tax Fees

      KPMG’s fees for federal, state and foreign tax research and analysis, tax return assistance and due diligence tax assistance in 2003 and 2002 were $101,567 and $255,123, respectively.

All Other Fees

      KPMG’s fees for all other professional services rendered to the Company during 2003 and 2002 were $43,447 and $0, respectively for services rendered in connection with Sarbanes-Oxley Section 404 advisory services and forensic assistance.

      The Audit Committee of the Board of Directors has determined that the provision of services by KPMG described in the preceding paragraphs is compatible with maintaining KPMG’s independence as the Company’s principal accountant.

Policy on Pre-Approval

      The Audit Committee has adopted a policy of specific pre-approval for all audit and non-audit services performed by the independent auditor as permitted by Section 10A of the Exchange Act. A letter describing the services to be provided, fees and other terms of engagement is submitted for each service in advance of commencement. The engagement letter supported by the Company’s recommendation is submitted to the Audit Committee Chairman for pre-approval. A summary of year-to-date audit and non-audit fees paid to the independent auditor is reviewed by the Audit Committee at each scheduled Audit Committee meeting.

Required Vote

      The ratification of the selection by the Company’s Board of Directors of KPMG as our independent auditors for the calendar year ending December 31, 2004 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote, provided a quorum is present. An abstention from voting on this proposal will have the effect of a “no” vote. Broker non-votes are considered not cast and therefore will not affect the outcome of the vote.

      The Caxton-Iseman Stockholders, who beneficially own 7,105,490 shares (or approximately 20.0% of the outstanding shares) of the Company’s Common Stock, have informed the Company that they intend to vote all of such shares in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS

OTHER MATTERS

      The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

      From time to time, stockholders present proposals which may be a proper subject for inclusion in the Company’s Proxy Statement and for consideration at the next Annual Meeting. Any stockholder who desires to bring a proposal at the Company’s 2005 Annual Meeting of Stockholders without including such proposal in the Company’s Proxy Statement, must deliver written notice thereof to the Secretary of the Company not before January 27, 2005, and not later than February 26, 2005. Stockholder proposals intended to be included in the 2005 Proxy Statement must be received by the Company not later than December 23, 2004, and otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. If a stockholder proposal is not properly submitted for inclusion in the 2005 Proxy Statement pursuant to the requirements described above (but otherwise complies with the advance notice provisions of the Company’s amended and restated bylaws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2005 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, Internet and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

      Upon request, the Company will furnish, without charge to any stockholder, a copy of the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003, as filed with the SEC. A copy of the Form 10-K, as amended, may be obtained by writing or calling the Company at the following address or phone number: Anteon International Corporation, 3211 Jermantown Road, Suite 700, Fairfax, Virginia 22030, phone (703) 246-0200, Attention: Mr. Dennis J. Kelly, Senior Vice President, Investor and Government Relations. The Company’s Form 10-K, as amended, and other public filings are also available through the SEC’s website at www.sec.gov and the Investor Relations’ page on the Company’s website at www.anteon.com.

By Order of the Board of Directors,

Curtis L. Schehr, Secretary

APPENDIX A

AMENDMENT NO. 1

AMENDED AND RESTATED

ANTEON INTERNATIONAL CORPORATION
OMNIBUS STOCK PLAN

      This amendment (“Amendment No. 1”) amends the terms and conditions of the Amended and Restated Anteon International Corporation Omnibus Stock Plan (the “Stock Plan”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Stock Plan.

      WHEREAS, the Compensation Committee and the Board of Directors of Anteon International Corporation (the “Company”) have reviewed the number of shares available for award under the Stock Plan and determined that an increase in the number of shares available for award is necessary and appropriate.

      NOW THEREFORE, the Stock Plan is hereby amended as follows:

1) Section 4(a) of the Stock Plan is deleted and replaced in its entirety with the following:

      4. Shares Available for the Plan; Maximum Awards.

      (a) Subject to adjustments as provided in Section 11 of the Plan, the shares of stock that may be delivered or purchased or used for reference purposes (with respect to stock appreciation rights, phantom stock units or performance awards payable in cash) with respect to Awards granted under the Plan, including with respect to incentive stock options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of 7,742,400 shares of Common Stock of the Corporation. The Corporation shall reserve said number of shares for Awards under the Plan, subject to adjustments as provided in Section 11 of the Plan. If any Award, or portion of an Award under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares without the delivery of shares of Common Stock or other consideration, the shares subject to such Award shall thereafter be available for further Awards under the Plan.

2) This Amendment No. 1 shall become effective without further action upon the affirmative vote of the holders of a majority of shares of the Company’s common stock present at the 2004 Annual Meeting in person or by proxy and entitled to vote, provided a quorum is present.

ANTEON INTERNATIONAL CORPORATION
3211 JERMANTOWN ROAD
SUITE 700
FAIRFAX, VA 22030

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

VOTE BY INTERNET, TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage- paid envelope we have provided or return it to Anteon International Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PLEASE MAKE, SIGN AND DATE YOUR PROXY CARD AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

		123,456,789,012.0000

		è 000000000000

A/C		123567890123456789

PAGE	1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	[X]	ANTEON	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANTEON INTERNATIONAL CORPORATION

The Board of Directors recommends a Vote FOR Proposals 1, 2 and 3.

Vote On Directors

1.	To elect the following three (3) Class 2 directors (except as noted to the right) for a three year term.

Nominees:	01) Joseph M. Kampf
02) Dr. Paul G. Kaminski
03) Steven M. Lefkowitz

02	0000000000	215063159637

For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

☐	☐	☐

		For	Against	Abstain
Vote On Proposals

2.	To approve an amendment to the Amended and Restated Anteon International Corporation Omnibus Stock Plan increasing the number of shares available for award from 6,242,400 to 7,742,400.	☐	☐	☐

3.	To ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Please sign exactly as your name(s) appear hereon. When joint tenants hold shares, both must sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

	YES	NO

Please indicate if you plan to attend this meeting	☐	☐

Please indicate if you wish to view meeting materials	YES	NO
electronically via the Internet rather than receiving
a hard copy. Please note that you will continue to
receive a proxy card for voting purposes only.	☐	☐

123,456,789,012
03674E108
Signature [PLEASE SIGN WITHIN BOX]	Date	P93965	Signature (Joint Owners)	Date	27

Please date, sign and mail
your proxy card back as soon as possible!

Annual Meeting of Stockholders
ANTEON INTERNATIONAL CORPORATION

May 27, 2004

Please Detach and Mail in the Envelope Provided

ANTEON INTERNATIONAL CORPORATION

PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ANTEON INTERNATIONAL CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27,2004.

     The undersigned, revoking all previous proxies, hereby appoints and authorizes Joseph M. Kampf, Charles S. Ream and Curtis L. Schehr, and each of them as proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of Common Stock of Anteon International Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 27, 2004 at 10:00 a.m., local time, at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia 22102, or at any adjournment or adjournments thereof (the “Meeting”), with all powers which the undersigned would possess if personally present.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

     In their discretion, the proxies are authorized to vote upon such other matters as may be properly come before the Meeting or any adjournment thereof.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)